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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   March 20, 1997
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                             STELAX INDUSTRIES LTD.
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             (Exact name of registrant as specified in its charter)




British Columbia                        0-18052                   NONE
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(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                     File Number)          Identification No.)


4004 Belt Line Road, Suite 107, Dallas, Texas                     75244
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(Address of principal executive offices)                       (Zip Code)


(972) 233-6041
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Registrant's telephone number, including area code


                   14901 Quorum Drive, Suite 310, Dallas, Texas 75240
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         (Former name or former address, if changed since last report).
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 20, 1997, the Registrant's prior accountant, Ernst & Young LLP, (the "Prior Accountant") was dismissed as a result of the engagement on that date of Deloitte & Touche, LLP. The Prior Accountant's report on the financial statements for the prior year did not contain an adverse opinion nor a disclaimer of opinion nor was such report qualified or modified as to uncertainity, audit scope or accounting principles except as follows: the Prior Accountant's report on the financial statements for the year ended March 31, 1996 contained a disclaimer as to the Registrant's ability to continue as a going concern due to recurring losses from operations and a working capital deficiency as of such date. The decision to change accountants from the Prior Accountant to Deloitte & Touche, LLP was approved by the Board of Directors of the Registrant.

         During the Registrant's most recent fiscal year and any subsequent interim reporting period preceding the date of dismissal of the Prior Accountant, there were no disagreements with the Prior Accountant on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Prior Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         The Registrant engaged Deloitte & Touche, LLP effective March 20, 1997. There are no issues subject to any consultations with Deloitte & Touche, LLP required to be disclosed in this Form 8-K filing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 16.1  LETTER FROM ERNST & YOUNG LLP, TO BE FILED BY AMENDMENT.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STELAX INDUSTRIES, INC.



                                           /s/  Harmon S. Hardy, Jr.
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Date: March 26,  1997                      Harmon S. Hardy, Jr., President
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